                                                                      Exhibit 12

                          LOCKHEED MARTIN CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      FOR THE QUARTER ENDED MARCH 31, 1997
                          (In millions, except ratio)


EARNINGS:
Net earnings                                                               $290
Income tax expense                                                          186
Interest expense                                                            201
Amortization of debt premium and discount, net                               (1)
Portion of rents representative of an interest factor                        31
                                                                           ----

Adjusted earnings before taxes and fixed charges                           $707
                                                                           ====

FIXED CHARGES:
Interest expense                                                           $201
Amortization of debt premium and discount, net                               (1)
Portion of rents representative of an interest factor                        31
Capitalized interest                                                          1
                                                                           ----

Total fixed charges                                                        $232
                                                                           ====

RATIO OF EARNINGS TO FIXED CHARGES                                          3.0
                                                                           ====



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